As filed with the Securities and Exchange Commission on September 1, 1998
                    REGISTRATION NO. ____________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                            DIVOT GOLF CORPORATION
            (Exact Name of Registrant as Specified in its Charter)
                             DELAWARE 56-1781650
     (State or Other Jurisdiction (I.R.S. Employer Identification Number)
                      of Incorporation or Organization)

           201 N. Franklin Street, Suite 200, Tampa, Florida 39602
             (Address of Principal Executive Offices) (Zip Code)

                            DIVOT GOLF CORPORATION
             1994 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                                     AND
                            1998 STOCK OPTION PLAN
                           (Full Title of the Plan)

                              JOSEPH R. CELLURA
                            Chairman of the Board
                         and Chief Executive Officer
                            Divot Golf Corporation
                      201 N. Franklin Street, Suite 200
                             Tampa, Florida 33602
                                (813) 222-0611
    (Name, address and telephone number, including area code, of agent for service)

                                   Copy to:
                               Joseph W.N. Rugg
                Annis, Mitchell, Cockey, Edwards & Roehn, P.A.
                            One Tampa City Center
                                  Suite 2100
                             Tampa, Florida 33601

                       CALCULATION OF REGISTRATION FEE

     TITLE OF                       PROPOSED MAXIMUM   PROPOSED MAXIMUM
    SECURITIES       AMOUNT TO BE    OFFERING PRICE   AGGREGATE OFFERING    AMOUNT OF
 TO BE REGISTERED     REGISTERED      PER SHARE (1)       PRICE (1)      REGISTRATION FEE
 ----------------     ----------      -------------       ---------      ----------------

Common Stock, Par      1,600,000          $1.36           $2,176,000            $642
 Value $.001 Per       shares (2)
      Share


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) promulgated under the Securities Act of 1933, the maximum aggregate offering price and the registration fee are based on a price per share which represents the average of the high and low prices for the shares of Divot Golf's Common Stock as reported on August 28, 1998 on the Nasdaq SmallCap Market.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULES 456 AND 462 PROMULGATED THEREUNDER.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

            Not required to be filed with the Commission.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

            Not required to be filed with the Commission.


                                   PART II

                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed or to be filed by Divot Golf Corporation (the "Registrant") with the Commission are incorporated herein by reference:

            1. The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997 (Commission File No. 0-24812).

            2. The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1998 (Commission File No. 0-24812).

            3. The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1998 (Commission File No. 0-24812).

            4. The Registrant's Quarterly Report on Form 10-QSB/A for the quarterly period ended June 30, 1998 (Commission File No. 0-24812).

            5. The Registrant's Current Reports on Forms 8-K and Forms 8-K/A filed with the Commission on January 12, 1998 (two filings), February 13, 1998, April 1, 1998, April 15, 1998, April 23,
                  1998,  April 30, 1998,  May 4, 1998,  May 28,  1998,  June 12,
                  1998, June 15, 1998, and June 19, 1998.

            6. The Registrant's description of the securities contained on Forms 10 filed December 13, 1993 and September 15, 1994.

            7. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

            Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

            The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Investor Relations, Divot Golf Corporation, 201 N. Franklin Street, Suite 200, Tampa, Florida 33602. Telephone requests may be directed to (813) 222-0611.

ITEM 4.           DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

            None.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            General Corporation Law of Delaware. Section 145 of the General Corporation Law of Delaware provides that in certain circumstances a corporation shall have the power to indemnify directors, officers, employees, and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are reasonably incurred by the person in connection with legal proceedings related to the corporation.

            The Certificate of Incorporation of the Registrant provides that (i) the Registrant will indemnify any director, officer, employee, or agent of the Registrant with respect to actions, suits, or proceedings relating to the Registrant if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the Registrant's best interests, (ii) that any such person subject to an action or suit that is by or in the right of the Registrant shall be indemnified except that no indemnification shall be made if such person shall have been adjudged to be liable for misconduct or negligence in the performance of his duties to the Registrant, unless judicially determined otherwise, and (iii) that indemnification shall not be deemed exclusive of any other rights to which a person may be entitled under any bylaw, agreement, or otherwise. This indemnification includes the right to advancement of expenses when allowed pursuant to applicable law. The Registrant, pursuant to the direction of the Board of Directors, may purchase and maintain insurance, in amounts as the Board of Directors deem appropriate on behalf of those subject to indemnification, regardless of whether or not the Registrant has the power to indemnify the person. Article 10 states that the personal liability of directors is eliminated to the fullest extent permitted by Delaware law.

            Indemnification   Agreements.   The   Registrant  has  entered  into
indemnification agreements with the executive officers of the Registrant which obligate the Registrant to contribute to the amount expended or incurred by the executives in legal proceedings relating to the Registrant for which indemnification is not available or permitted. The contribution shall be in a proportionate amount as is appropriate to reflect the relative benefits received by the parties and their relative fault which resulted in the legal proceeding. However, no contribution shall be required if the executive's conduct is held to be unlawful by a court having proper jurisdiction.

            Director and Officer Liability Insurance. The Registrant maintains director and officer liability insurance which covers certain liabilities and expenses of officers and directors of the Registrant and covers the Registrant for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

            As a result of the foregoing provisions and agreements, stockholders may be discouraged from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Registrant against a director.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.
3

ITEM 8.           EXHIBITS



          Exhibit No.   Description
          -----------   ------------
              4.1       Brassie Golf Corporation 1994 Stock Option and
                        Restricted Stock Purchase Plan
              4.2
                        Divot Golf Corporation 1998 Stock Option Plan

               5        Opinion of Annis, Mitchell, Cockey, Edwards & Roehn,
                        P.A.

             23.1       Consent of Ernst & Young, LLP

             23.2 Consent of Annis, Mitchell, Cockey, Edwards & Roehn, P.A. (included in Exhibit 5)

             24.1       Power of Attorney (included on signature page)


ITEM 9.           UNDERTAKINGS.

            A.    The Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in this Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            C. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
4

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 1, 1998.

                            DIVOT GOLF CORPORATION


                                    By /s/ JOSEPH R. CELLURA
                                    -------------------------
                                    Joseph R. Cellura
                                    Chairman of the Board
                                    and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Joseph R. Cellura and Clifford F. Bagnall, and each of them, his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                           TITLE                         DATE
------------                        -----                         ----

/S/ JOSEPH R. CELLURA         Chairman of the Board      September 1, 1998
---------------------
Joseph R. Cellura             Chief Executive Officer


 /S/ CLIFFORD F. BAGNALL      Director                   September 1, 1998
------------------------
Clifford F. Bagnall           Chief Operating Officer
                              Chief Financial Officer


 /S/ JEREMIAH M. DALY         Director                   September 1, 1998
----------------------
Jeremiah M. Daly              President

                                INDEX TO EXHIBITS





         Exhibit No.                    Description                  Page Number
         -----------                    -----------                  -----------

             4.1               Brassie Golf Corporation                   (A)
                               1994 Stock Option and
                               Restricted Stock Purchase
             4.2               Plan

                               Divot Golf Corporation 1998
                               Stock Option Plan


              5                Opinion of Annis, Mitchell,
                               Cockey, Edwards & Roehn, P.A.

            23.1               Consent of Ernst & Young, LLP

            23.2               Consent of Annis, Mitchell,
                               Cockey, Edwards & Roehn,
                               P.A. (included in Exhibit 5)


            24.1               Power of Attorney (included
                               on signature page)








----------------

            (A) Incorporated by reference from the Registrant's Form 10, file No. 024812, filed on September 15, 1994.
6